Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/Reg S-K




                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 33-43472 on Form N-1A of our report dated November 17, 2003 relating to the financial statements of Federated Municipal Ultrashort Fund for the year ended September 30, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, all of which is a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
November 25, 2003